As filed with the Securities and Exchange Commission on January 26, 2026

Registration No. 333-283719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SATELLOGIC INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1845974 (I.R.S. Employer Identification Number)

210 Delburg Street Davidson, NC 28036 (704) 894-4482

(Address, including zip code, and telephone number, including area code, of Registrant’ s principal executive offices)

Rick Dunn
Satellogic Inc.
Chief Financial Officer
210 Delburg Street
Davidson, NC 28036
(704) 894-4482

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Zachary Davis King & Spalding LLP 1180 Peachtree Street, NE Suite 1600 Atlanta, GA 30309 (404) 572-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ (File No. 333-283719)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☑

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $6,098,830.80, or the equivalent thereof, of its shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). This Registration Statement relates to the registrant’s Registration Statement on Form S-3 (File No. 333-283719) (the “Prior Registration Statement”), initially filed on March 26, 2025 and declared effective by the Securities and Exchange Commission on March 31, 2025. The required opinion and consents are filed herewith. The additional amount of Class A Common Stock that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining Class A Common Stock available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

Exhibit Index

Exhibit Number	Description

5.1	Opinion of King & Spalding LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

24.1

Power of Attorney (included on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-283719) declared effective on March 31, 2025 and incorporated by reference herein)

107	Filing Fees Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Davidson, North Carolina on January 26, 2026.

SATELLOGIC INC.

By:	/s/ Rick Dunn
Name:	Rick Dunn
Title:	Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Emiliano Kargieman	Chief Executive Officer and Director	January 26, 2026
Emiliano Kargieman	(Principal Executive Officer)

/s/ Rick Dunn	Chief Financial Officer	January 26, 2026
Rick Dunn	(Principal Financial and Accounting Officer)

*	Chairman of the Board	January 26, 2026
Steven Mnuchin

*	Director	January 26, 2026
General Joseph F. Dunford Jr.

*	Director	January 26, 2026
Kelly Kennedy

*	Director	January 26, 2026
Tom Killalea

*	Director	January 26, 2026
Ted Wang

*	Director	January 26, 2026
Miguel Gutiérrez

*By:	/s/ Rick Dunn
Attorney-in-Fact